Exhibit 99.1

AKEBIA THERAPEUTICS, INC.245 FIRST STREETCAMBRIDGE, MA 02142VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.For Against AbstainThe Board of Directors recommends you vote FOR proposals 1 and 2.1The Share Issuance Proposal: To approve the issuance of shares of common stock, par value $0.00001 per share, of Akebia Therapeutics, Inc. (Akebia) in connection with the merger of Alpha Therapeutics Merger Sub, Inc.(Merger Sub), a wholly owned subsidiary of Akebia, with and into Keryx Biopharmaceuticals, Inc. (Keryx), as described in the Agreement and Plan of Merger, dated as of June 28, 2018, and as so amended, among Akebia, Keryx and Merger Sub.2The Adjournment Proposal: To approve adjournments of the special meeting of stockholders from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve such proposal.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date0000389002_1 R1.0.1.17

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.comAKEBIA THERAPEUTICS, INC. Special Meeting of Stockholders[ ], 2018 [ ] EDTThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Nicole R. Hadas and Jason A. Amello, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of AKEBIA THERAPEUTICS, INC., that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [ ] EDT on [ ], 2018, at the offices of Latham & Watkins LLP, 200 Clarendon Street, Boston, MA 02116, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS NUMBERED 1 AND 2.Continued and to be signed on reverse side0000389002_2 R1.0.1.17

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION